Amendment XI to Reinsurance Agreement 5356-1 (Automatic Coinsurance Bulk Universal Life) between the CENTURY LIFE OF AMERICA of Waverly, Iowa, and the LIFE REASSURANCE CORPORATION OF AMERICA of Stamford, Connecticut.

Amendment XI.
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Effective October 26, 1994 the Variable Universal Life Plan (VUL - 2000) will be submitted on a facultative basis under the provisions of this Agreement. The rates and allowances to be utilized will be the same as those used for the UA
III Plan.

All provisions of the Reinsurance Agreement not in conflict with the provisions of this Amendment will continue unchanged.

This Amendment is signed in duplicate at the dates and places indicated with an effective date of October 26, 1994.

Date:  March 28, 1995                       CENTURY LIFE OF AMERICA
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Place:   Waverly, Iowa                      By: /s/ Robert M. Buckingham
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Witness: /s/ Kendra McCormick               Title:  Vice President
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                                            LIFE REASSURANCE
Date:  March 22, 1995                       CORPORATION OF AMERICA
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Place:   Stamford, CT                       By: /s/ Claudia Carrataro
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Witness: /s/ Sarah L. Komar                 Title:  Vice President
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LIFE RE AMENDMENT XI, AGREEMENT #5356-1     [LOGO OF LIFE RE]